                                                                      EXHIBIT 21


                                 Subsidiaries

Name                                                   Country/State                Name for Doing Business
----                                                   -------------                -----------------------
CAD Warehouse                                          Nevada                       Same
CalComp A.B.                                           Sweden                       Same
CalComp A/S                                            Norway                       Same
CalComp Asia Pacific Limited                           Hong Kong                    Same
CalComp Australia                                      Australia                    Same
CalComp B.V.                                           Netherlands                  Same
CalComp Canada                                         Canada                       Same
CalComp Espana S.A.                                    Spain                        Same
CalComp Europe B.V.                                    Netherlands                  Same
CalComp Europe Ltd.                                    United Kingdom               Same
CalComp Ges.m.b.H.                                     Austria                      Same
CalComp GMBH                                           Germany                      Same
CalComp Graphic Peripherals (China) Limited            Hong Kong                    Same
CalComp Inc.                                           California                   Same
CalComp Ltd.                                           United Kingdom               Same
CalComp Pacific Inc.                                   Nevada                       Same
CalComp S.A.                                           France                       Same
CalComp S.p.A.                                         Italy                        Same
NS CalComp Corp.                                       Japan                        Same
N.V. CalComp S.A.                                      Begguim                      Same
Sanders Development Corp.                              Delaware                     Same
Summagraphics Ltd.                                     United Kingdom               Same
Summagraphics GMBH                                     Germany                      Same
Summagraphics (Europe) N.V.                            Belguim                      Same
Summagraphics N.V.                                     Belguim                      Same
Topaz Technologies, Inc.                               California                   Same